Exhibit 10.2
PANERA BREAD COMPANY
2005 Long-Term Incentive Program
Form of
Stock Settled Appreciation Right Agreement
(Granted under 2006 Stock Incentive Plan)
THIS AGREEMENT is entered into by and between Panera Bread Company, a Delaware corporation having a principal place of business in Richmond Heights, Missouri (the “Company”), and the undersigned [employee] of the Company (the “Participant”).
WHEREAS, pursuant to the 2005 Long-Term Incentive Program (the “LTIP”), the Company desires to grant to the Participant a stock settled appreciation right with respect to shares of its Class A Common Stock, $.0001 par value per share (“Common Stock”), subject to certain restrictions set forth in this Agreement, under and for the purposes set forth in the Company’s 2006 Stock Incentive Plan (the “Plan”) and the LTIP; and
WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan or the LTIP, as applicable; and
NOW, THEREFORE, in consideration of mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:
1. Grant of SSAR.
This Agreement evidences the grant by the Company, on                     , 20_____  (the “Grant Date”) to the Participant, of a stock settled appreciation right (the “SSAR”) exercisable, in whole or in part, with respect to a total of                      shares (the “Shares”) of Common Stock at a price of $  per share (the “Measurement Price”) pursuant to the LTIP and the Plan. Unless earlier terminated, this SSAR shall expire on                     , 20_____  (the “Final Exercise Date”).
2. Vesting.
Subject to Sections 3 and 4 of this Agreement, the Plan and the LTIP, this SSAR shall vest as to 25% of the original number of Shares on the second anniversary of the Grant Date and as to an additional 25% of the original number of Shares on each successive anniversary following the second anniversary of the Grant Date until the fifth anniversary of the Grant Date.
The right of exercise shall be cumulative so that to the extent this SSAR is not exercised to the maximum extent permissible in any period, this SSAR shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of (a) the Final Exercise Date and (b) the termination of this SSAR under Section 3 hereof, the LTIP or the Plan.
3. Exercise of SSAR.
(a) Form of Exercise. Each election to exercise this SSAR shall be in writing (substantially in the form attached hereto as Exhibit A), signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, or in such other form or manner approved by the Company. The Participant may exercise this SSAR with respect to fewer than the number of shares covered hereby, provided that no partial exercise of this SSAR may be for any fractional share.

(b) Receipt of Stock Upon Exercise. Upon exercise of this SSAR, the Participant shall receive from the Company a number of shares of Common Stock with a Fair Market Value (as defined in the LTIP) equal to (i) the excess between (x) the Fair Market Value of one share of Common Stock as of the date of exercise and (y) the Measurement Price per share of this SSAR, multiplied by (ii) the number of shares with respect to which this SSAR is being exercised. The Company shall deliver such shares (net of any shares of Common Stock withheld to satisfy any withholding tax requirements not otherwise satisfied by the Participant in cash at the time of exercise) as soon as practicable following the exercise.
(c) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this SSAR may not be exercised unless the Participant, at the time this SSAR is exercised, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive grants under the Plan (an “Eligible Participant”).
(d) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraph (e) or (f) below, the right to exercise this SSAR shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this SSAR shall be exercisable only to the extent that the Participant was entitled to exercise this SSAR on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this SSAR shall terminate immediately upon written notice to the Participant from the Company describing such violation.
(e) Exercise Period Upon Death or Disability. In the event of the death or the Disability of the Participant prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (f) below, this SSAR shall be exercisable, within the period of one year following the date of death or Disability of the Participant, by the Participant (or in the case of death by an authorized transferee) or if earlier, within the term originally prescribed by this Agreement; provided that this SSAR shall be exercisable only to the extent exercisable but not exercised as of the date of death or Disability. In the event of death or Disability of the Participant while an Eligible Participant, a pro rata portion of any additional portion of this SSAR as would have vested had the Participant not died or sustained a Disability prior to the end of the vesting accrual period which next ends following the date of death or Disability shall become vested. The proration shall be based upon the number of days during the accrual period prior to the Participant’s death or Disability. Notwithstanding the foregoing, in no event shall this SSAR be exercisable after the Final Exercise Date.
(f) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined in the LTIP), the right of the Participant to exercise this SSAR shall terminate immediately upon the effective date of such termination of employment or other relationship. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.
(g) Compliance Restrictions. The Company shall not be obligated to issue to the Participant the Shares upon the vesting of this SSAR (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including any applicable federal or state securities laws and the requirements of any stock exchange or quotation system upon which Common Stock may then be listed or quoted.

4. Restrictions on Transfer.
This SSAR may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this SSAR shall be exercisable only by the Participant.
5. No Rights as Stockholder.
Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or shall have any rights or privileges of, a stockholder of the Company in respect of any Share issuable pursuant to this SSAR granted hereunder until such Share has been delivered to the Participant.
6. Withholding Taxes.
No Shares will be issued pursuant to the exercise of this SSAR unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this SSAR.
7. Provisions of the Plan.
This SSAR is subject to the provisions of the LTIP and the Plan, copies of which is being furnished to the Participant with this Agreement.
8. Miscellaneous.
(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(b) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(d) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after delivery to a United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this paragraph (d).
(e) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to this SSAR.

(f) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the agreement, and is not acting as counsel for the Participant.
(g) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
(h) Deferral. Neither the Company nor the Participant may defer delivery of any Shares with respect to this SSAR.
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IN WITNESS WHEREOF, the Company has caused this SSAR Agreement to be executed under its corporate seal by its duly authorized officer. This SSAR Agreement shall take effect as a sealed instrument.

PANERA BREAD COMPANY

Dated:	By:

Name:

Title:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2006 Stock Incentive Plan and 2005 Long-Term Incentive Plan.

PARTICIPANT:

Dated:	By:

Name:

Address:

Exhibit A
NOTICE OF EXERCISE OF STOCK APPRECIATION RIGHT

Date:
Panera Bread Company
6710 Clayton Road
Richmond Heights, Missouri 63117
Attn: Treasurer
Dear Sir or Madam:
I am the holder of a Stock Appreciation Right granted to me by Panera Bread Company (the “Company”) under its 2006 Stock Incentive Plan and 2005 Long-Term Incentive Program on                     , 20_____, with respect to a total of                      shares of Common Stock of the Company, at a measurement price of $  per share.
I hereby exercise my Stock Appreciation Right with respect to                      shares of Common Stock.

Very truly yours,

Name:

Address: